Exhibit 99.1

Viant Technology Inc. Reports Fourth Quarter and Full Year 2020 Financial Results

IRVINE, Calif., March 22, 2021 – Viant Technology Inc. (NASDAQ: DSP), a leading people-based advertising software company, today announced financial results for its fourth quarter and fiscal year ended December 31, 2020.

“We are excited to report our first quarterly earnings as a public company, having completed our successful IPO in February,” stated Tim Vanderhook, Co-founder and CEO of Viant. “2020 was a transformational year for Viant and the advertising industry as marketers responded to the impact of the global pandemic. We exited the year with strong momentum, particularly in connected TV, and we are seeing signs of recovery in several verticals that were negatively impacted by the pandemic. With our people-based approach to digital advertising, we believe we are uniquely well positioned to benefit from the tailwinds of the industry as cookie-based approaches become obsolete. We are just at the beginning of a large opportunity and look forward to driving growth in the quarters ahead as we capitalize on the investments we have made in our software platform and go-to-market organization.”

Fourth Quarter 2020 Financial Highlights:

●	Revenue: Revenue for the quarter was $56.5 million, an increase of 9% year-over-year.
●	Gross Profit: Gross profit for the quarter was $30.5 million, an increase of 31% year-over-year.
●	Revenue ex-TAC: Revenue ex-TAC was $39.1 million, an increase of 19% over $32.8 million in 2019. (1)
●	Net Income: Net income was $12.9 million, or $12.86 per diluted unit in the fourth quarter, an increase of 138% over net income of $5.4 million in 2019.
●	Adjusted EBITDA: Adjusted EBITDA was $15.6 million, an increase of 66% over $9.4 million for the same period in 2019. Adjusted EBITDA margin as a percentage of revenue ex-TAC was 40%. (1)

Full Year 2020 Financial Highlights:

●	Revenue: Revenue for the full year was $165.3 million, an increase of 0.2% year-over-year.
●	Gross Profit: Gross profit for the full year was $77.0 million, an increase of 9% year-over-year.
●	Revenue ex-TAC: Revenue ex-TAC was $110.5 million, an increase of 6% over $104.4 million in 2019. (1)
●	Net Income: Net income was $20.6 million, or $20.64 per diluted unit, an increase of 108% over net income of $9.9 million in the same period of 2019.
●	Adjusted EBITDA: Adjusted EBITDA was $31.8 million, an increase of 29% over $24.7 million in 2019. Adjusted EBITDA margin as a percentage of revenue ex-TAC was 29%. (1)

Business Highlights:

●	Completed our Initial Public Offering in February of 2021, raising $232.5 million in net proceeds.
●	Platform spend (2) increased 36% year-over-year in the fourth quarter.
●	Platform spend from connected television (CTV) grew 71% in the fourth quarter and 70% for the full year 2020.
●	Video represented 61% of platform spend in the fourth quarter and 62% for the full year 2020.

“We are pleased with the momentum we saw in the fourth quarter with growth in revenue, gross profit, revenue ex-TAC and customer engagement as measured by platform spend. Despite the continued softness in retail, automotive and travel verticals, spend across all other verticals grew 60% in the fourth quarter, demonstrating the strength of our platform offering,” said Larry Madden, CFO of Viant. “As we look ahead to 2021, we anticipate that retail, automotive and travel verticals will recover as we move through the year, and we expect to see continued growth across all other verticals. Additionally, we expect that strength in CTV coupled with our salesforce expansion will be sustainable drivers of growth.”

For the first quarter of 2021, the Company currently expects:

●	Revenue in the range of $38.0 million to $38.5 million, which represents year-over-year growth of approximately 0% to 1%.
●	Revenue ex-TAC in the range of $26.0 million to $26.5 million, which represents year-over-year growth of approximately 11% to 14%.
●	Adjusted EBITDA in the range of $2.5 million to $3.5 million, or a margin as a percentage of revenue ex-TAC of 10% to 13%.

For the full year 2021, the Company currently expects:

●	Revenue in the range of $194 million to $200 million, which represents year-over-year growth of approximately 17% to 21%.
●	Revenue ex-TAC in the range of $131 million to $136 million, which represents year-over-year growth of approximately 19% to 23%.
●	Adjusted EBITDA in the range of $22 million to $25 million, or a margin as a percentage of revenue ex-TAC of 17% to 18%.

Revenue ex-TAC and Adjusted EBITDA are non-GAAP financial measures. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. We are not able to estimate gross profit and net income on a forward-looking basis or reconcile the guidance provided to the closest corresponding GAAP measures without unreasonable efforts on a forward-looking basis due to the variability and complexity with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of our stock-based compensation expense that are directly impacted by unpredictable fluctuations in our share price. We expect the variability of the above charges could have a significant and potentially unpredictable impact on our future GAAP financial results.

Conference Call and Webcast Details:

Viant will host a conference call to discuss its financial results on Monday, March 22, 2021 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). A live webcast of the call can be accessed from Viant’s Investor Relations website. An archived version of the webcast will be available from the same website after the call.

About Viant
Viant® is a leading people-based advertising software company that enables marketers and their agencies to centralize the planning, buying and measurement of their advertising investments across most channels. Viant’s self-service Demand Side Platform (DSP), Adelphic®, is an enterprise software platform enabling marketers to execute programmatic advertising campaigns across Connected TV, Linear TV, mobile, desktop, audio and digital out-of-home channels. Viant’s Identity Resolution capabilities have linked 115 million U.S. households to more than 1 billion connected devices and is combined with access to more than 280,000 audience attributes from more than 70 people-based data partners. Viant is an Ad Age 2021 Best Places to Work award winner and Adelphic is featured on AdExchanger’s 2021 Programmatic Power Players list. To learn more, visit viantinc.com.

Presentation

This press release presents historical results for the periods presented of Viant Technology LLC, the predecessor of Viant Technology Inc. for accounting purposes, prior to the corporate reorganization and IPO.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the

U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” or words or phrases with similar meaning. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements contained in this press release relate to, among other things, the Company’s projected financial performance and operating results, including projected revenue, revenue ex-TAC and Adjusted EBITDA, as well as statements regarding the anticipated growth and recovery from the effects of COVID-19.

Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, the market for programmatic advertising developing slower or differently than the Company’s expectations, the demands and expectations of clients and the ability to attract and retain clients and other economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from the forward-looking statements. We do not intend and undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law. Investors are referred to our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, for additional information regarding the risks and uncertainties that may cause actual results to differ materially from those expressed in any forward-looking statement.

Media Contact:

Jon Schulz

press@viantinc.com

Investor Contact:

The Blueshirt Group

Nicole Borsje

Maili Bergman

investors@viantinc.com

(1)

Revenue ex-TAC and Adjusted EBITDA are non-GAAP financial measures. See the supplementary schedules in this press release for a discussion of how we define and calculate these measures and a reconciliation thereof to the most directly comparable GAAP measures.

(2)	Platform spend, a measure of customer engagement, was previously referred to in our registration statement on form S-1 as platform usage.

VIANT TECHNOLOGY LLC

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per unit data)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Revenue	$56,461	$51,954	$165,251	$164,892
Operating expenses (1):
Platform operations	25,944	28,710	88,260	94,060
Sales and marketing	9,494	8,277	28,887	29,027
Technology and development	2,618	2,585	8,698	9,240
General and administrative	5,231	6,597	17,639	19,770
Total operating expenses	43,287	46,169	143,484	152,097
Income from operations	13,174	5,785	21,767	12,795
Total other expense, net	313	375	1,129	2,871
Net income	$12,861	$5,410	$20,638	$9,924
Earnings per unit:
Basic	$12.86	$23.46	$20.64	$31.31
Diluted	$12.86	$22.85	$20.64	$27.37
Weighted average units outstanding:
Basic	400	274	400	274
Diluted	1,000	1,000	1,000	1,000

(1)	Unit-based compensation expense and depreciation expense and amortization expense included above were as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Unit-based compensation expense:
Platform operations	$—	$24	$—	$42
Sales and marketing	—	25	—	44
Technology and development	—	47	—	82
General and administrative	—	528	—	922
Total	$—	$624	$—	$1,090

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Depreciation and amortization expense:
Platform operations	$1,754	$1,879	$7,338	$7,535
Sales and marketing	—	—	—	—
Technology and development	402	399	1,608	1,537
General and administrative	296	274	1,160	1,083
Total	$2,452	$2,552	$10,106	$10,155

VIANT TECHNOLOGY LLC

CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	As of December 31,
	2020	2019
Assets
Current assets:
Cash	$9,629	$4,815
Accounts receivable, net of allowances	89,767	68,083
Prepaid expenses and other current assets	4,487	1,892
Total current assets	103,883	74,790
Property, equipment, and software, net	13,829	14,924
Intangible assets, net	3,015	4,243
Goodwill	12,422	12,422
Other assets	371	478
Total assets	$133,520	$106,857
Liabilities, convertible preferred units and members’ equity
Liabilities
Current liabilities:
Accounts payable	$29,763	$20,480
Accrued liabilities and accrued compensation	34,388	31,084
Current portion of long-term debt	3,353	—
Current portion of deferred revenue	2,725	5,261
Other current liabilities	9,427	4,236
Total current liabilities	79,656	61,061
Long-term debt	20,182	17,500
Long-term portion of deferred revenue	5,612	4,769
Other long-term liabilities	453	822
Total liabilities	105,903	84,152
Convertible preferred units and members' equity
Convertible preferred units	7,500	7,500
Common units	—	—
Additional paid-in capital	92,187	92,187
Accumulated deficit	(72,070)	(76,982)
Total convertible preferred units and members’ equity	27,617	22,705
Total liabilities, convertible preferred units and members’ equity	$133,520	$106,857

VIANT TECHNOLOGY LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Year Ended December 31,
	2020	2019
Cash flows from operating activities:
Net income	$20,638	$9,924
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,106	10,155
Unit-based compensation	—	1,090
Provision for (recovery of) doubtful accounts	(584)	613
Loss on disposal of assets	61	13
Changes in operating assets and liabilities:
Accounts receivable	(21,099)	(20,200)
Prepaid expenses and other assets	(252)	(467)
Accounts payable	8,995	2,745
Accrued liabilities and accrued compensation	3,059	14,720
Deferred revenue	(1,694)	(4,607)
Other liabilities	(355)	(953)
Net cash provided by operating activities	18,875	13,033
Cash flows from investing activities:
Purchases of property and equipment	(434)	(423)
Capitalized software development costs	(7,407)	(7,390)
Net cash used in investing activities	(7,841)	(7,813)
Cash flows from financing activities:
Proceeds from borrowings on debt	6,035	18,000
Repayments of debt with related party	—	(25,000)
Proceeds from issuance of 2019 convertible preferred units to a related party	—	7,500
Transaction costs paid on behalf of related party	—	(3,561)
Payment of member tax distributions	(5,547)	—
Payment of member dividends	(5,000)	—
Payment of offering costs	(1,708)	—
Net cash used in financing activities	(6,220)	(3,061)
Effect of exchange rate changes on cash	—	1
Net increase in cash	4,814	2,160
Cash at beginning of period	4,815	2,655
Cash at end of period	$9,629	$4,815

Non-GAAP Financial Metrics

We use financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), including revenue ex-TAC and Adjusted EBITDA. The Company's management believes that this information can assist investors in evaluating the Company's operational trends, financial performance, and cash generating capacity. Management believes these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management.

In calculating revenue ex-TAC, we add back other platform operations expense to gross profit, the most comparable GAAP measurement. Revenue ex-TAC is a key profitability measure used by our management and board to understand and evaluate our operating performance and trends, develop short-and long-term operational plans and make strategic decisions regarding the allocation of capital.

Adjusted EBITDA is defined by us as net income, the most comparable GAAP measurement, before interest expense, net, depreciation expense and amortization expense, unit-based compensation expense, and certain other items that are not related to our core operations such as transaction expenses associated with the retirement of Viant Technology Holding Inc.’s interest in Viant Technology LLC and Tim Vanderhook, Chris Vanderhook and Four Brothers 2 LLC acquisition of such 60% interest in Viant Technology LLC (the “2019 Former Holdco transaction”), and expenses or benefits related to the dissolution of our UK subsidiary. Adjusted EBITDA and Adjusted EBITDA as a percentage of revenue ex-TAC are key measures used by our management and board to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short-and long-term operational plans. Adjusted EBITDA as a percentage of our non-GAAP metric, revenue ex-TAC, is used by our management and board to evaluate Adjusted EBITDA relative to our profitability after costs that are directly variable to revenues, which comprise traffic acquisition costs.

These non-GAAP financial measures are designed to supplement, and not substitute the Company’s financial information presented in accordance with GAAP. The non-GAAP measures as defined by the Company may not be comparable to similar non-GAAP measures presented by other companies. The presentation of such measures, which may include adjustments to exclude unusual or non-recurring items, should not be construed as an inference that the Company’s future results, cash flows or leverage will be unaffected by other unusual or non-recurring items.

The following tables show the Company’s non-GAAP financial metrics reconciled to the comparable GAAP financial metrics included in this release.

The following table sets forth a reconciliation of net income to Adjusted EBITDA for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	(in thousands)
Net income	$12,861	$5,410	$20,638	$9,924
Add back:
Interest expense, net	249	555	1,038	3,948
Depreciation and amortization expense	2,452	2,552	10,106	10,155
Unit-based compensation expense	—	624	—	1,090
2019 Former Holdco transaction expense	—	401	—	471
UK subsidiary closure	—	(174)	—	(933)
Adjusted EBITDA	$15,562	$9,368	$31,782	$24,655

The following table sets forth a reconciliation of revenue to gross profit to revenue ex-TAC for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	(in thousands)
Revenue	$56,461	$51,954	$165,251	$164,892
Less: Platform operations	(25,944)	(28,710)	(88,260)	(94,060)
Gross profit	30,517	23,244	76,991	70,832
Add back: Other platform operations	8,618	9,599	33,525	33,608
Revenue ex-TAC	$39,135	$32,843	$110,516	$104,440

The following table presents the reconciliation of net income as a percentage of gross profit to Adjusted EBITDA as a percentage of revenue ex-TAC for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	(in thousands, except for percentages)
Gross profit	$30,517	$23,244	$76,991	$70,832
Net income	$12,861	$5,410	$20,638	$9,924
Net income as a percentage of gross profit	42%	23%	27%	14%
Revenue ex-TAC	$39,135	$32,843	$110,516	$104,440
Adjusted EBITDA	$15,562	$9,368	$31,782	$24,655
Adjusted EBITDA as a percentage of revenue ex-TAC	40%	29%	29%	24%